                                                                  EXECUTION COPY

                       BANC OF AMERICA FUNDING CORPORATION

                                  $703,475,133
                                  (Approximate)

                       Mortgage Pass-Through Certificates,
                                  Series 2006-5

                               September 27, 2006

                             UNDERWRITING AGREEMENT

Banc of America Securities LLC
214 North Tryon Street
Charlotte, North Carolina 28255

Ladies and Gentlemen:

     SECTION 1. Introductory. Banc of America Funding Corporation, a Delaware
corporation (the "Company"), proposes to sell to Banc of America Securities LLC
("BAS" or the "Underwriter") $703,475,133 aggregate Class Certificate Balance of its Mortgage Pass-Through Certificates identified in Schedule I hereto (the
"Offered Certificates") having the aggregate initial Class Certificate Balances or Initial Notional Amounts set forth in Schedule I (subject to an upward or downward variance, not to exceed 5%, of the precise initial Class Certificate
Balance or Initial Notional Amount within such range to be determined by the
Company in its sole discretion). The Offered Certificates, together with three classes of subordinate certificates (the "Non-Offered Certificates") are collectively referred to herein as the "Certificates" and evidence the entire ownership interest in the assets of a trust estate (the "Trust Estate")
consisting primarily of a pool of fixed interest rate mortgage loans having original terms to maturity of approximately 240 to approximately 360 months as described in Schedule I (the "Mortgage Loans") to be acquired by the Company pursuant to a mortgage loan purchase agreement (the "Mortgage Loan Purchase
Agreement"), dated September 28, 2006, by and between the Company, as purchaser and Bank of America, National Association, as seller. As of the close of business on the date specified in Schedule I as the cut-off date (the "Cut-off
Date"), the Mortgage Loans will have the aggregate principal balance set forth in Schedule I. This Underwriting Agreement shall hereinafter be referred to as the "Agreement." Elections will be made to treat the assets of the Trust Estate as multiple separate real estate mortgage investment conduits (each, a "REMIC").
The Certificates are to be issued pursuant to a pooling and servicing agreement, dated September 28, 2006 (the "Pooling and Servicing Agreement"), among the
Company, as depositor, Wells Fargo Bank, N.A., as securities administrator (the
"Securities Administrator"), CitiMortgage, Inc., as master servicer (the "Master
Servicer") and U.S. Bank National Association, as trustee (the "Trustee"). The
Offered Certificates will be

issued in the denominations specified in Schedule I. The Pooling and Servicing
Agreement, this Agreement, the Mortgage Loan Purchase Agreement and the purchase agreement, to be dated September 28, 2006, between BAS, as purchaser and the
Company (the "Purchase Agreement") are collectively referred to herein as the
"Basic Documents."

     Capitalized terms used herein that are not otherwise defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

     SECTION 2. Representations and Warranties of the Company. The Company
represents and warrants to the Underwriter as follows:

          (a) The Company meets the requirements for use of Form S-3 under the
     Securities Act of 1933, as amended (the "Act") and has filed with the
     Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Offered Certificates. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(l)
     under the Act and complies in all other material respects with Rule
     415(a)(1). The Company proposes to file with the Commission pursuant to
     Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Offered Certificates and the plan of distribution thereof and a revised form of prospectus (the "Revised
     Basic Prospectus") and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the
     "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement, as revised by the Revised Basic Prospectus, is hereinafter called the "Basic Prospectus"; and such supplement to the
     Basic Prospectus, in the form in which it shall be filed with the
     Commission pursuant to Rule 424, is hereinafter called the "Prospectus
     Supplement" and, collectively with the Basic Prospectus, the "Final
     Prospectus." Any reference herein to the Registration Statement, the Basic
     Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form
     S-3 which were filed under the Securities Exchange Act of 1934, as amended
     (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be;
     and any reference herein to the terms "amend," "amendment" or "supplement"
     with respect to the Registration Statement, the Basic Prospectus or the
     Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

          (b) At or prior to the filing dates set forth in Schedule II hereto
     (the "Relevant Dates"), the Company prepared the information (collectively, the "Disclosure Package") listed in Schedule II hereto. If, subsequent to the date of this Agreement, the Company or the Underwriter has determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and

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     have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Offered Certificates, then "Disclosure
     Package" will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions
     ("Corrective Information").

          (c) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration
     Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the Act and the respective rules thereunder, (ii) the
     Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated
     therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the
     Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus.

          (d) Each item in the Disclosure Package, at the related Relevant Date did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to the information contained in or omitted from the Disclosure Package or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Disclosure Package.

          (e) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has corporate and other power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement and the other Basic Documents to which it is a party.

          (f) The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Basic Prospectus
     or for any additional information or (ii) the issuance by the Commission of any stop order

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     suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose by the Commission.

          (g) This Agreement has been duly authorized, executed and delivered by the Company, and each of the other Basic Documents to which the Company is a party, when delivered by the Company, will have been duly authorized, executed and delivered by the Company, and will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

          (h) The Company is not, and on the date on which the first bona fide offer of the Offered Certificates is made will not be, an "ineligible issuer," as defined in Rule 405 under the Act.

          (i) On the Closing Date, the Basic Documents will conform to the description thereof contained in the Registration Statement, the Final
     Prospectus and the Disclosure Package; the Offered Certificates will have been duly and validly authorized and, when such Offered Certificates are duly and validly executed, issued and delivered in accordance with the
     Pooling and Servicing Agreement, and sold to the Underwriter as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          (j) As of the Closing Date, the representations and warranties of the
     Company set forth in the Pooling and Servicing Agreement will be true and correct.

          (k) Neither the execution and delivery by the Company of this
     Agreement or any other of the Basic Documents nor the consummation by the
     Company of the transactions contemplated herein or therein, nor the issuance of the Offered Certificates or the public offering thereof as contemplated in the Final Prospectus or the Disclosure Package will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both)
     under, or result in the imposition of any lien, pledge, charge, of the property or assets of the Company (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which the Company is party or by which it is bound, nor will such action result in any violation of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of incorporation or by-laws of the Company. The Company is not in violation of its certificate of incorporation, in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, trust agreement, transfer and servicing agreement or other instrument to which a party or by

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     which it may be bound, or to which any material portion of its property or assets is subject.

          (l) No legal or governmental proceedings are pending to which the
     Company is a party or of which any property of the Company is subject, which if determined adversely to the Company would, individually or in the aggregate, have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (m) Since the date of which information is given in the Registration
     Statement, there has not been any material adverse change in the business or net worth of the Company.

          (n) Any taxes, fees and other governmental charges in connection with the execution and delivery of the Basic Documents and the execution, delivery and sale of the Offered Certificates have been or will be paid at or prior to the Closing Date.

          (o) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, in connection with (i) the execution and delivery by the Company of any Basic Document or the performance by the
     Company of any or (ii) the offer, sale or delivery of the Offered
     Certificates except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the
     Closing Date, or will not materially adversely affect the ability of the
     Company to perform its obligations under any Basic Document.

          (p) The Company possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Preliminary
     Prospectus, if any, Final Prospectus and the Disclosure Package, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the
     Offered Certificates or the financial condition of the Company, and the
     Company has not received, nor will have received as of each Closing Date, any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

          (q) On the Closing Date, (i) the Company will have good and marketable title to the related Mortgage Loans being transferred by it to the Trust pursuant thereto, free and clear of any lien, (ii) the Company will not have assigned to any person any of its right, title or interest in such
     Mortgage Loans or in the Pooling and Servicing Agreement, and (iii) the
     Company will have the power and authority to sell such Mortgage Loans to the Trust, and upon execution and delivery of the Pooling and Servicing
     Agreement by the Trustee, the Company, the Master Servicer and the
     Securities Administrator, the Trust will have good and marketable title thereto, in each case free of liens.

                                        5

          (r) The properties and businesses of the Company conform, and will conform, in all material respects, to the descriptions thereof contained in the Final Prospectus and the Disclosure Package.

          (s) The Company is not, and, after giving effect to the transactions contemplated by the Pooling and Servicing Agreement and the offering and sale of the Offered Certificates, neither the Company nor the Trust Fund will be, an "investment company," as defined in the Investment Company Act of 1940, as amended.

          (t) It is not necessary in connection with the offer, sale and delivery of the Offered Certificates in the manner contemplated by this
     Agreement to qualify the Pooling and Servicing Agreement under the Trust
     Indenture Act of 1939, as amended (the "1939 Act").

          (u) Other than the Final Prospectus, the Company (including its agents and representatives other than the Underwriter) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Certificates other than (i)
     information included in the Disclosure Package, (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or
     Rule 134 under the Act or (iii) other written communication approved in writing in advance by the Underwriter.

          (v) Any Issuer Free Writing Prospectus included in the Disclosure
     Package complied in all material respects with the Act and has been, or will be filed in accordance with Rule 433 under the Act (to the extent required thereby).

     SECTION 3. Purchase, Sale and Delivery of Offered Certificates. On the
basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the aggregate Class Certificate Balance of the Offered
Certificates, at the purchase price set forth in Schedule I hereto.

     The Company will deliver the Offered Certificates to the Underwriter, against payment of the applicable purchase price therefor in same day funds wired to such bank as may be designated by the Company, or by such other manner of payment as may be agreed upon by the Company and the Underwriter, at the offices of Hunton & Williams LLP, Charlotte, North Carolina, at 10:00 A.M.,
Eastern time, on September 28, 2006, or at such other place or time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being referred to herein as the "Closing Date."

     The Offered Certificates so to be delivered will be in such denominations and registered in such names as the Underwriter requests two full business days prior to the Closing Date and will be made available at the offices of Banc of
America Securities LLC, Charlotte, North Carolina or, upon the Underwriter's request, through the facilities of The Depository Trust Company.

                                        6

     SECTION 4. Offering by the Underwriter.

          (a) It is understood that the Underwriter proposes to offer the
     Offered Certificates subject to this Agreement for sale to the public
     (which may include selected dealers) on the terms as set forth in the Final
     Prospectus.

          (b) The Underwriter represents and warrants to, and agrees with, the
     Company, that:

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), it has not made and will not make an offer of Certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant
Member State and notified to the competent authority in that Relevant Member
State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of
Certificates to the public in that Relevant Member State at any time:

               (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

               (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

               (iii) in any other circumstances which do not require the
          publication by the issuer of a prospectus pursuant to Article 3 of the
          Prospectus Directive.

     For the purposes of this representation, the expression an "offer of
Certificates to the public" in relation to any Offered Certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the
Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom
Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity.

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     It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

     SECTION 5. Covenants of the Company. The Company hereby covenants and agrees with the Underwriter that:

          (a) Prior to the termination of the offering of the Offered
     Certificates, the Company will not file any amendment of the Registration
     Statement or supplement (including the Final Prospectus) to the Basic
     Prospectus unless the Company has furnished the Underwriter a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424. The Company will advise the
     Underwriter promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the
     Registration Statement relating to the Offered Certificates shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final
     Prospectus or for any additional information, (iv) of the issuance by the
     Commission of any stop order suspending the effectiveness of the
     Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered
     Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Offered
     Certificates is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the
     Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any required post-effective amendment to the Registration Statement containing such amendment to be made effective as soon as possible.

          (c) The Company will furnish to the Underwriter and counsel for the
     Underwriter, without charge, executed copies of the Registration Statement
     (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by the Underwriter or dealers may be required by the Act, as many copies of the Final Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing all documents relating to the initial offering,

                                        8

     provided that any additional expenses incurred in connection with the requirement of delivery of a market-making prospectus, if applicable, will be borne by the Underwriter.

          (d) The Company will furnish such information as may be required and otherwise cooperate in qualifying the Offered Certificates for sale under the laws of such jurisdictions as the Underwriter may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Offered Certificates; provided, however, that the
     Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

     SECTION 6. Conditions to the Obligations of the Underwriter. The
obligations of the Underwriter to purchase the Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of the
Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the
Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the
Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Underwriter shall have received from Deloitte & Touche LLP (i)
     a letter, dated the date hereof, confirming that they are independent public accountants within the meaning of the Act and the rules and regulations of the Commission promulgated thereunder and otherwise in form and substance reasonably satisfactory to the Underwriter and counsel to the
     Underwriter and (ii) if requested by the Underwriter, a letter dated the
     Closing Date, updating the letter referred to in clause (i) above, in form and substance reasonably satisfactory to the Underwriter and counsel for the Underwriter.

          (b) All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Offered
     Certificates shall have been duly taken and made. At and prior to the
     Closing Date, no stop order suspending the effectiveness of the
     Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or the Underwriter, shall have been contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company, any Servicer or the Master Servicer which, in the reasonable judgment of the Underwriter, materially impairs the investment quality of the Offered Certificates; (ii) any downgrading in the ratings of the securities of any Servicer or the Master Servicer by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its ratings of any securities of any Servicer or the Master Servicer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in

                                        9

     securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by federal, North Carolina or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriter, the effects of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered
     Certificates.

          (d) The Underwriter shall have received a certificate dated the
     Closing Date of an executive officer of the Company in which such officer shall state that, to the best of such officer's knowledge after reasonable inspection, (i) the representations and warranties of the Company contained in the Basic Documents are true and correct with the same force and effect as if made on the Closing Date and (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          (e) The Underwriter shall have received an opinion of reasonably acceptable counsel to the Master Servicer and counsel to the Securities
     Administrator, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter.

          (f) The Underwriter shall have received an opinion of Hunton &
     Williams LLP, special counsel to the Company and Bank of America, National
     Association, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter.

          (g) The Underwriter shall have received copies of any opinions of counsel for the Company that the Company is required to deliver to any
     Rating Agency. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters addressed to the Underwriter.

          (h) The Underwriter shall have received from Hunton & Williams LLP, special counsel to the Underwriter, a letter addressed to the Underwriter dated the Closing Date with respect to the Final Prospectus, substantially to the effect that no facts have come to such counsel's attention in the course of its review of the Final Prospectus which causes it to believe that the Final Prospectus, as of the date of the Prospectus Supplement or the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not express any view as to any information incorporated by reference in the Final Prospectus or as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included in the Final
     Prospectus.

                                       10

          (i) On or before the Closing Date, the Underwriter shall have received evidence satisfactory to it that each class of Offered Certificates has been given the ratings set forth on Schedule I hereto.

          (j) At the Closing Date, the Certificates and the Pooling and
     Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Final Prospectus.

          (k) The Underwriter shall not have discovered and disclosed to the
     Company on or prior to the Closing Date that the Registration Statement or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of counsel to the Underwriter, is material and is required to be stated
     therein or is necessary to make the statements therein not misleading.

          (l) All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling and
     Servicing Agreement, the Mortgage Loan Purchase Agreement, the
     Certificates, the Registration Statement and the Final Prospectus, and all
     other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (m) The Underwriter shall have received a certificate (upon which
     Hunton & Williams LLP shall be entitled to rely in rendering its opinions and letters under the Basic Documents) dated the Closing Date of an officer of the Custodian in which such officer shall state that, to the best of such officer's knowledge after reasonable investigation: (i) the Custodian is not an affiliate of any other entity listed as a transaction party in the Prospectus Supplement; (ii) the information in the Prospectus
     Supplement related to the Custodian (the "Custodian Disclosure") includes
     (a) the Custodian's correct name and form of organization and (b) a discussion of the Custodian's procedures for safekeeping and preservation of the mortgage loans; and (iii) the Custodian Disclosure is true and correct in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Custodian
     Disclosure contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading.

          (n) The Underwriter shall have received a certificate (upon which
     Hunton & Williams LLP shall be entitled to rely in rendering its opinions and letters under the Basic Documents) dated the Closing Date of an officer of the Trustee in which such officer shall state that, to the best of such officer's knowledge after reasonable investigation: (i) the Trustee is not an affiliate of any other entity listed as a transaction party in the
     Prospectus Supplement (ii) the information in the Prospectus Supplement related to the Trustee (the "Trustee Disclosure") includes (a) the
     Trustee's correct name and form of organization and (b) a discussion of the
     Trustee's experience serving as trustee for asset-backed securities transactions involving mortgage loans; and (iii) the Trustee Disclosure is true and correct in all material respects and nothing has come to his or her attention

                                       11

     that that would lead such officer to believe that the Trustee Disclosure contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading.

          (o) The Underwriter shall have received a certificate (upon which
     Hunton & Williams LLP shall be entitled to rely in rendering its opinions and letters under the Basic Documents) dated the Closing Date of an officer of J.P. Morgan Chase Bank, N.A., SunTrust Mortgage, Inc., Washington Mutual
     Bank, and Wells Fargo Bank, N.A. (each a "Significant Originator" and together the "Significant Originators") in which such officer shall state that, to the best of such officer's knowledge after reasonable investigation: (i) the Significant Originator is not an affiliate of any other entity listed as a transaction party in the Prospectus Supplement;
     (ii) the information in the Prospectus Supplement related to the
     Significant Originator (the "Originator Disclosure") includes the
     Significant Originator's correct name, form of organization and length of time originating mortgage loans; (iii) the description of the Significant
     Originator's origination program includes (a) experience in originating mortgage loans, (b) size and composition of the Significant Originator's origination portfolio, and (c) the Significant Originator's credit-granting or underwriting criteria for the mortgage loans; (iv) except as set forth in the Originator Disclosure, no additional information regarding the
     Significant Originator's origination program could have a material adverse affect in the performance of the pool assets or the Offered Certificates;
     and (v) the Originator Disclosure is true and correct in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Originator Disclosure contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading.

          (p) The Underwriter shall have received a certificate (upon which
     Hunton & Williams LLP shall be entitled to rely in rendering its opinions and letters under the Basic Documents) dated the Closing Date of an officer of J.P. Morgan Chase Bank, N.A., SunTrust Mortgage, Inc., Washington Mutual
     Bank, and Wells Fargo Bank, N.A. (each a "Significant Servicer" and together the "Significant Servicers") and the Master Servicer in which such officer shall state that, to the best of such officer's knowledge after reasonable investigation: (i) the Significant Servicer or Master Servicer
     is not an affiliate of any other entity listed as a transaction party in the Prospectus Supplement; (ii) the information in the Prospectus
     Supplement related to the Significant Servicer or Master Servicer (the
     "Servicer Disclosure") includes (a) the Significant Servicer's or Master
     Servicer's correct name and form of organization, (b) the correct length of time that the Significant Servicer or Master Servicer has been servicing mortgage loans; and (c) a discussion of the Significant Servicer's or
     Master Servicer's experience in servicing mortgage loans; (iii) except as set forth in the Servicer Disclosure, (a) there are no other servicers responsible for calculating or making distributions to the holders of the
     Offered Certificates, performing work-outs or foreclosures, or any other material aspect of servicing the mortgage loans, (b) there have been no material changes to the Significant Servicer's or Master Servicer's servicing policies and procedures during the last three years, (c) no additional information regarding the Significant Servicer's or Master
     Servicer's financial condition could have a material affect on performance of the Offered Certificates, (d) no commingling of funds on deposit in collection accounts will be permitted by the Significant Servicer or Master
     Servicer, (e) no additional information

                                       12

     with respect to any special or unique factors involved in servicing the mortgage loans could have a material affect on performance of the Offered
     Certificates, and (f) no additional information with respect to the
     Significant Servicer's or Master Servicer's process for handling delinquencies, losses, bankruptcies and recoveries could have a material affect on performance of the Offered Certificates; (iv) for any Significant
     Servicer or Master Servicer identified in the Prospectus Supplement as responsible for calculating or making distributions to the holders of the
     Offered Certificates, performing work-outs or foreclosures, or any other material aspect of servicing the mortgage loans, the certifications in clauses (ii) and (iii) above are made with respect to such Significant
     Servicer or Master Servicer; and (v) the Servicer Disclosure is true and correct in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Servicer
     Disclosure contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading.

     The Company will provide or cause to be provided to the Underwriter such conformed copies of such opinions, certificates, letters and documents as the
Underwriter may reasonably request.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

     If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the
Underwriter by notice to the Company at any time at or prior to the Closing
Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

     SECTION 7. Reimbursement of the Underwriter's Expenses. If the sale of the
Offered Certificates provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the
Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Offered
Certificates.

     SECTION 8. Indemnification and Contribution. The Company agrees to indemnify and hold harmless the Underwriter and any person who controls the
Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or either of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Offered Certificates as originally filed or in any amendment thereof, or in the Basic Prospectus or the Final Prospectus or the
Disclosure Package, or in any amendment thereof or supplement thereto, or arise out of or are based upon

                                       13

the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (2) any untrue statement or alleged untrue statement of a material fact contained in any Issuer
Free Writing Prospectus or any Issuer Information (as defined in Section 12(b))
contained in any Free Writing Prospectus prepared by or on behalf of the
Underwriter or in any Free Writing Prospectus which is required to be filed pursuant to Section 12(e) or Section 12(g), or the omission or alleged omission to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, which was not corrected by information subsequently supplied by the Depositor to the
Underwriter at any time prior to the time of sale, and agrees to reimburse the
Underwriter and any such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action and (3) any static pool information prepared by the Company and incorporated by reference into a prospectus or Free Writing Prospectus in connection with the offering of the
Offered Certificates, to the extent not included above; provided, however, that
(i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made (A)
therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation thereof or (B) in any Current Report or any amendment or supplement thereof, and (ii) such indemnity with respect to the
Prospectus shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Certificates which are the subject thereof if such person did not receive a copy of the Final Prospectus
(or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Offered Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus was corrected in the Final Prospectus (or the
Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (a) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration
     Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to
     (A) written information relating to the Underwriter furnished to the
     Company by or on behalf of the Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity, or (B)
     any Free Writing Prospectus (as defined in Section 12(a)) prepared by or on behalf of the Underwriter, except that no such indemnity shall be available for any losses, claims, damages, liabilities or actions in respect thereof resulting from any error in any Issuer Information (as defined in Section
     12(b)) (an "Issuer Error") furnished by the Company to the Underwriter in writing or by electronic transmission that was used in the preparation of any Free Writing Prospectus, other than an Issuer Error as to which, prior to the time of the sale of the Offered Certificates to the person asserting a claim, the Company notified the Underwriter in writing of the Issuer
     Error or provided in written or electronic form information superseding or correcting such Issuer Error (in any such case, a "Corrected Issuer
     Error"), and the Underwriter failed to notify such person thereof or to deliver such

                                       14

     person corrected Free Writing Prospectus. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The
     Company acknowledges that the statements set forth in the Prospectus
     Supplement in the first sentence of the last paragraph on the cover page, in the first sentence under the subheading "Risk Factors--Limited
     Liquidity" and in the second, third and fifth paragraphs under the heading
     "Method of Distribution" constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the documents referred to in the foregoing indemnity (other than any Free Writing
     Prospectus furnished to the Company by the Underwriter).

          (b) Promptly after receipt by an indemnified party under this Section
     8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party;
     provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or
     (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (c) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraphs (a) or (b) of this
     Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the

                                       15

     Company or the Underwriter on the grounds of policy or otherwise, the
     Company or the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company or the Underwriter may be subject, as follows:

               (i) in the case of any losses, claims, damages and liabilities
          (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any
          Free Writing Prospectus, in such proportion as is appropriate to reflect the relative benefit received by the Company or the
          Underwriter; and

               (ii) in the case of any losses, claims, damages and liabilities
          (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Free
          Writing Prospectus, in such proportion as is appropriate to reflect the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in such Free Writing
          Prospectus results from information prepared by the Company or the
          Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding anything to the contrary in this paragraph (c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange
Act shall have the same rights to contribution as the Underwriter and each person who controls the Company within the meaning of either the Act or the
Exchange Act, and each officer of the Company who shall have signed the
Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this paragraph (c). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (c), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (c).

     SECTION 9. [Reserved.]

     SECTION 10. Representations and Indemnities to Survive.

     The respective agreements, representations, warranties, indemnities and other statements of the Company and its respective officers and of the
Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or

                                       16

on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Certificates. The provisions of Sections 7 and 8 hereof and this Section 10 shall survive the termination or cancellation of this
Agreement.

     SECTION 11. Effectiveness of Agreement and Termination. This Agreement
shall become effective upon the execution and delivery hereof by the parties hereto.

     This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Offered Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by federal authorities or (iii)
there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the
United States is such as to make it, in the reasonable judgment of the
Underwriter, impracticable to market the Offered Certificates.

     SECTION 12. Offering Communications; Free Writing Prospectuses.

          (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (i)
     is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii)
     constitutes a Free Writing Prospectus. Without limitation thereby, without the prior written consent of the Company (which consent may be withheld for any reason), the Underwriter shall not convey or deliver in connection with the initial offering of the Certificates any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Act ("ABS Informational and Computational Material"), in reliance upon
     Rules 167 and 426 under the Act.

          (b) (i) The Underwriter shall deliver to the Company, no later than two business days prior to the date of first use thereof, (A) any Free
     Writing Prospectus prepared by or on behalf of the Underwriter that contains any "issuer information," as defined in Rule 433(h) under the Act
     ("Issuer Information"), and (B) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the
     Certificates.

               (ii) Notwithstanding the provisions of Section 12(b)(i), any Free
          Writing Prospectus described therein that contains only ABS
          Informational and Computational Material, may be delivered by the
          Underwriter to the Company not later than the later of (a) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or (b) the date of first use of such Free Writing Prospectus.

          (c) The Underwriter represents and warrants to the Company that the
     Free Writing Prospectuses to be furnished to the Company by the Underwriter pursuant to

                                       17

     Section 12(b)(i) or (ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by the Underwriter in connection with its offer and sale of the Certificates.

          (d) The Underwriter represents and warrants to the Company that each
     Free Writing Prospectus required to be provided by it to the Company pursuant to Section 12(b)(i) or (ii) did not, as of the date such Free
     Writing Prospectus was conveyed or delivered to any prospective investor, include any untrue statement of a material fact or omit any material fact required to be stated therein necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that the Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information supplied by the Company to the Underwriter which information was not corrected by information subsequently supplied by the Company to the Underwriter prior to the sale to the investor of the
     Certificates which resulted in a loss, claim, damage or liability arising out of a based upon such misstatement or omission.

          (e) The Company agrees to file with the Commission the following:

               (i) Any Free Writing Prospectus that constitutes an "issuer free writing prospectus," as defined in Rule 433(h) under the Act ("Issuer
          Free Writing Prospectus");

               (ii) Any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Company pursuant to Section 12(b) hereof; and

               (iii) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

          (f) Any Free Writing Prospectus required to be filed pursuant to
     Section 12(e) by the Company may be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

               (i) any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the
          Certificates may be filed by the Company within two days of the later of the date such final terms have been established for all classes of
          Certificates and the date of first use;

               (ii) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational
          Material may be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Certificates pursuant to Rule 424(b) under the Act or two business days after the first use of such Free Writing Prospectus;

                                       18

               (iii) any Free Writing Prospectus required to be filed pursuant to Section 12(e)(iii) may, if no payment has been made or
          consideration has been given by or on behalf of the Company for the
          Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the
          Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

               (iv) the Company shall not be required to file (A) Issuer
          Information contained in any Free Writing Prospectus of an offering participant other than the Issuer, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does reflect the final terms thereof.

          (g) The Underwriter shall file with the Commission any Free Writing
     Prospectus that is used or referred to by it and distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

          (h) Notwithstanding the provisions of Section 12(g), the Underwriter shall file with the Commission any Free Writing Prospectus for which the
     Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after the
     Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

          (i) Notwithstanding the provisions of Sections 12(e) and 12(g), neither the Company nor the Underwriter shall be required to file any Free
     Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the
     Commission.

          (j) The Company and the Underwriter each agree that any Free Writing
     Prospectuses prepared by the Underwriter shall contain the following legend and any other legend that the Underwriter shall deem necessary or appropriate:

          The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter

                                       19

          or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
          dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

          The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision
          (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you;
          any "indications of interest" expressed by you, and any "soft circles"
          generated by us, will not create binding contractual obligations for you or us.

          Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic
          Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

          The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events,

                                       20

          and these materials should not be relied upon for such purposes. The
          Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
          Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities.
          These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

          This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

          The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

          This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The Company and the Underwriter each agree that any Free Writing Prospectus prepared by the Underwriter and that is not an Issuer Free Writing Prospectus or that does not contain Issuer Information shall also contain the following legend:

          Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

          (k) The Company and the Underwriter agree to retain all Free Writing
     Prospectuses that they have used and that are not required to be filed pursuant to this Section 12 for a period of three years following the initial bona fide offering of the Certificates.

                                       21

          (l) The Underwriter covenants with the Depositor that after the final
     Prospectus is available the Underwriter shall not distribute any written information concerning the Offered Certificates to a prospective purchaser of Offered Certificates unless such information is preceded or accompanied by the final Prospectus.

     SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to BAS shall be directed to Banc of America Securities LLC, 214 North Tryon Street,
NC1-027-21-04, Charlotte, North Carolina 28255, Attention: Scott Evans; notices to the Company shall be directed to it at Banc of America Funding Corporation,
214 North Tryon Street, Charlotte, North Carolina 28255, Attention: Associate
General Counsel, with a copy to the Treasurer.

     SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Offered Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 15. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES
OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS,
WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (BUT WITH REFERENCE TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS
APPLIES TO THIS AGREEMENT).

     SECTION 16. No Advisory or Fiduciary Responsibility. The Company
acknowledges and agrees that: (i) the purchase and sale of the Offered
Certificates pursuant to this Agreement, including the determination of the public offering price of the Offered Certificates and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriter on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed, nor will it assume, an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this
Agreement; (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the
Company and that the Underwriter has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the
Underwriter has not provided any legal, accounting, regulatory

                                       22

or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty.

     SECTION 17. Miscellaneous.

          (a) This Agreement supersedes all prior agreements and understandings
     (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

          (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

          (c) This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

          (d) The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this
     Agreement.

     SECTION 18. Non-Petition.

     The Underwriter hereby agrees not to cause or participate in the filing of a petition in bankruptcy against the Company for the non-payment to the
Underwriter of any amounts provided by this Agreement or otherwise until one year and one day after the payment in full of all amounts due on the
Certificates in accordance with the terms of the Pooling and Servicing
Agreement.

                                       23

     If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return it to us.

                                        Very truly yours,

                                        BANC OF AMERICA FUNDING CORPORATION

                                        By: /s/ Scott Evans
                                            ------------------------------------
                                        Name: Scott Evans
                                        Title: Senior Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the date
first written above.

BANC OF AMERICA SECURITIES LLC

By: /s/ Scott Evans
    ------------------------------------
Name: Scott Evans
Title: Principal

                                   SCHEDULE I

Offered Certificates:   Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4,
                        Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8,
                        Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12,
                        Class 1-A-13, Class 1-A-14, Class 2-A-R, Class 2-A-1,
                        Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5,
                        Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9,
                        Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13,
                        Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4,
                        Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4,
                        Class 4-A-5, Class 4-A-6, Class 4-A-7, Class 4-A-8,
                        Class 30-IO, Class 30-PO, Class B-1, Class B-2 and Class
                        B-3 Certificates

Registration Statement
File Number:            333-130536

Initial Class Certificate Balance or Notional Amount of Offered Certificates:

               Initial Class Certificate
   Class       Balance or Notional Amount
------------   --------------------------
Class 1-A-1           $ 52,278,000
Class 1-A-2           $ 52,278,000
Class 1-A-3           $    985,000
Class 1-A-4           $ 17,348,000
Class 1-A-5           $  1,928,000
Class 1-A-6           $ 20,811,000
Class 1-A-7           $ 15,700,000
Class 1-A-8           $ 15,700,000
Class 1-A-9           $  3,175,000
Class 1-A-10          $ 53,506,000
Class 1-A-11          $ 13,423,000
Class 1-A-12          $    267,000
Class 1-A-13          $  5,000,000
Class 1-A-14          $  5,000,000
Class 2-A-R           $        100
Class 2-A-1           $ 15,386,000
Class 2-A-2           $  1,480,000
Class 2-A-3           $  1,872,000
Class 2-A-4           $  2,358,000
Class 2-A-5           $  4,971,000
Class 2-A-6           $ 26,921,000
Class 2-A-7           $    884,000
Class 2-A-8           $    370,000
Class 2-A-9           $  3,563,000

                                       I-1

Class 2-A-10          $ 13,550,000
Class 2-A-11          $ 18,027,000
Class 2-A-12          $    660,000
Class 2-A-13          $    564,583
Class 3-A-1           $ 78,704,000
Class 3-A-2           $  5,170,000
Class 3-A-3           $    981,000
Class 3-A-4           $  8,827,000
Class 4-A-1           $  3,239,000
Class 4-A-2           $ 29,150,000
Class 4-A-3           $  7,449,000
Class 4-A-4           $183,548,000
Class 4-A-5           $ 12,312,000
Class 4-A-6           $ 59,248,000
Class 4-A-7           $  5,012,000
Class 4-A-8           $ 11,300,000
Class 30-IO           $ 18,479,794
Class 30-PO           $  1,401,033
Class B-1             $ 15,232,000
Class B-2             $  4,605,000
Class B-3             $  2,834,000

Purchase Price:         $697,958,750.17

Classes of Book-Entry
Certificates:           Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4,
                        Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8,
                        Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12,
                        Class 1-A-13, Class 1-A-14, Class 2-A-1, Class 2-A-2,
                        Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6,
                        Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10,
                        Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 3-A-1,
                        Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 4-A-1,
                        Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-5,
                        Class 4-A-6, Class 4-A-7, Class 4-A-8, Class 30-IO,
                        Class 30-PO, Class B-1, Class B-2 and Class B-3
                        Certificates

Description of
Mortgage Loans:         A pool of fixed rate, first mortgage loans having an
                        aggregate principal balance as of the Cut-off Date of
                        approximately $708,434,175. The Mortgage Loans are
                        secured by one- to four-family residential properties.

Denominations:          The Offered Certificates listed above under Classes of
                        Book-Entry Certificates will be issued in book-entry
                        form. Each such Class of Certificates will be evidenced
                        by one or

                                       I-2

                        more certificates registered in the name of Cede & Co.
                        ("Cede") in the aggregate amount equal to the initial
                        Class Certificate Balance of such Class. Interests in
                        such Classes of Offered Certificates issued in the name
                        of Cede (except the Class 1-A-2, Class 1-A-8, Class
                        1-A-14, Class 2-A-13, Class 2-A-R, Class 30-IO, Class
                        30-PO, Class B-1, Class B-2 and Class B-3 Certificates)
                        may be purchased by investors in minimum denominations
                        of $1,000 and integral multiples of $1. Interests in the
                        Class 2-A-9 Certificates may be purchased by investors
                        in minimum denominations of $1,000 and integral
                        multiples of $1,000. The Class 30-PO, B-1, B-2 and B-3
                        Certificates may be purchased by investors in minimum
                        denominations of $25,000 and integral multiples of $1.
                        Interests in the Class 2-A-13 Certificates may be
                        purchased in minimum denominations of $564,583.
                        Interests in the Class 1-A-2, 1-A-8 and 1-A-14 and 30-IO
                        Certificates may be purchased in minimum denominations
                        of $1,000,000 (denomination expressed in initial
                        notional amount) and integral multiples of $1. Interests
                        in the Class 2-A-R Certificate may be purchased in a
                        minimum denomination of $100.

Cut-off Date:           September 1, 2006.

Pass-Through Rate:

   Class       Rate
------------   ----
Class 1-A-1     (1)
Class 1-A-2     (2)
Class 1-A-3    6.00%
Class 1-A-4    6.00%
Class 1-A-5    6.00%
Class 1-A-6    6.00%
Class 1-A-7     (3)
Class 1-A-8     (4)
Class 1-A-9    6.00%
Class 1-A-10   6.00%
Class 1-A-11   6.00%
Class 1-A-12   6.00%
Class 1-A-13    (5)
Class 1-A-14    (6)
Class 2-A-R    6.00%
Class 2-A-1    6.00%
Class 2-A-2    6.00%
Class 2-A-3    6.00%
Class 2-A-4    6.00%

                                       I-3

   Class       Rate
------------   ----
Class 2-A-5    6.00%
Class 2-A-6    6.00%
Class 2-A-7    6.00%
Class 2-A-8    6.00%
Class 2-A-9    6.00%
Class 2-A-10   5.75%
Class 2-A-11   6.00%
Class 2-A-12   6.00%
Class 2-A-13   6.00%
Class 3-A-1    5.75%
Class 3-A-2    5.75%
Class 3-A-3    5.75%
Class 3-A-4    5.75%
Class 4-A-1    6.00%
Class 4-A-2    6.00%
Class 4-A-3    6.00%
Class 4-A-4    6.00%
Class 4-A-5    6.00%
Class 4-A-6    6.00%
Class 4-A-7    6.00%
Class 4-A-8    6.00%
Class 30-IO     (7)
Class 30-PO     (8)
 Class B-1      (9)
 Class B-2      (9)
 Class B-3      (9)

(1)  During the initial Interest Accrual Period, interest will accrue on the
     Class 1-A-1 Certificates at the rate of 6.000% per annum. During each
     Interest Accrual Period thereafter, interest will accrue on the Class 1-A-1
     Certificates at a per annum rate equal to (i) 0.750% plus (ii) LIBOR determined monthly, subject to a minimum rate of 0.750% and a maximum rate of 6.000%.

(2)  During the initial Interest Accrual Period, interest will accrue on the
     Class 1-A-2 Certificates at the rate of 0.000% per annum. During each
     Interest Accrual Period thereafter, interest will accrue on the Class 1-A-2
     Certificates at a per annum rate equal to (i) 5.250% minus (ii) LIBOR determined monthly, subject to a minimum rate of 0.000% and a maximum rate of 5.250%

(3)  During the initial Interest Accrual Period, interest will accrue on the
     Class 1-A-7 Certificates at the rate of 5.760% per annum. During each
     Interest Accrual Period thereafter, interest will accrue on the Class 1-A-7
     Certificates at a per annum rate equal to (i) 0.430% plus (ii) LIBOR determined monthly, subject to a minimum rate of 0.430% and a maximum rate of 6.000%.

(4)  During the initial Interest Accrual Period, interest will accrue on the
     Class 1-A-8 Certificates at the rate of 0.240% per annum. During each
     Interest Accrual Period thereafter, interest will

                                       I-4

     accrue on the Class 1-A-8 Certificates at a per annum rate equal to (i)
     5.570% minus (ii) LIBOR determined monthly, subject to a minimum rate of
     0.000% and a maximum rate of 5.570%.

(5)  During the initial Interest Accrual Period, interest will accrue on the
     Class 1-A-13 Certificates at the rate of 6.000% per annum. During each
     Interest Accrual Period thereafter, interest will accrue on the Class
     1-A-13 Certificates at a per annum rate equal to (i) 0.750% plus (ii) LIBOR determined monthly, subject to a minimum rate of 0.750% and a maximum rate of 6.000%.

(6)  During the initial Interest Accrual Period, interest will accrue on the
     Class 1-A-14 Certificates at the rate of 0.000% per annum. During each
     Interest Accrual Period thereafter, interest will accrue on the Class
     1-A-14 Certificates at a per annum rate equal to (i) 5.250% minus (ii)
     LIBOR determined monthly, subject to a minimum rate of 0.000% and a maximum rate of 5.250%.

(7)  The Class 30-IO Certificates are Interest Only Certificates and will be deemed for purposes of distributions of interest to consist of four
     Components: the Class 1-30-IO, Class 2-30-IO, Class 3-30-IO and Class
     4-30-IO Components. The Components of the Class 30-IO Certificates are not
     severable.

(8)  The Class 30-PO Certificates are Principal Only Certificates and will be deemed for purposes of distributions of principal to consist of two
     Components: the Class 1-30-PO and Class 3-30-PO Components. The Components
     of the Class 30-PO Certificates are not severable. The Class 1-30-PO and
     Class 3-30-PO Components are Principal Only Components and will not be entitled to distributions in respect of interest.

(9)  Interest will accrue on the Class B Certificates for each Distribution Date at a per annum rate equal to the weighted average (based on the Group
     Subordinate Amount for each Loan Group) of (i) with respect to Loan Group
     1, 6.000%, (ii) with respect to Loan Group 2, 6.000%, (iii) with respect to
     Loan Group 3, 5.750% and (iv) with respect to Loan Group 4, 6.000%.

Certificate Ratings:

  Class        Moody's   Fitch    S&P
------------   -------   -----   ----
Class 1-A-1      Aaa      AAA     AAA
Class 1-A-2      Aaa      AAA     AAA
Class 1-A-3      Aa1      AAA     AAA
Class 1-A-4      Aaa      AAA     AAA
Class 1-A-5      Aaa      AAA     AAA
Class 1-A-6      Aaa      AAA     AAA
Class 1-A-7      Aaa      AAA     AAA
Class 1-A-8      Aaa      AAA     AAA
Class 1-A-9      Aaa      AAA     AAA
Class 1-A-10     Aaa      AAA     AAA
Class 1-A-11     Aaa      AAA     AAA
Class 1-A-12     Aaa      AAA     AAA

                                       I-5

  Class        Moody's   Fitch    S&P
------------   -------   -----   ----
Class 1-A-13     Aaa      AAA     AAA
Class 1-A-14     Aaa      AAA     AAA
Class 2-A-R     None      AAA     AAA
Class 2-A-1      Aaa      AAA     AAA
Class 2-A-2      Aaa      AAA     AAA
Class 2-A-3      Aaa      AAA     AAA
Class 2-A-4      Aaa      AAA     AAA
Class 2-A-5      Aaa      AAA     AAA
Class 2-A-6      Aaa      AAA     AAA
Class 2-A-7      Aa1      AAA     AAA
Class 2-A-8      Aaa      AAA     AAA
Class 2-A-9      Aaa      AAA     AAA
Class 2-A-10     Aaa      AAA     AAA
Class 2-A-11     Aaa      AAA     AAA
Class 2-A-12     Aaa      AAA     AAA
Class 2-A-13     Aaa      AAA     AAA
Class 3-A-1      Aaa      AAA     AAA
Class 3-A-2      Aaa      AAA     AAA
Class 3-A-3      Aaa      AAA     AAA
Class 3-A-4      Aaa      AAA     AAA
Class 4-A-1      Aaa      AAA     AAA
Class 4-A-2      Aaa      AAA     AAA
Class 4-A-3      Aa1      AAA     AAA
Class 4-A-4      Aaa      AAA     AAA
Class 4-A-5      Aaa      AAA     AAA
Class 4-A-6      Aaa      AAA     AAA
Class 4-A-7      Aa1      AAA     AAA
Class 4-A-8      Aaa      AAA     AAA
 Class 30-IO     Aaa      AAA     AAA
 Class 30-PO     Aaa      AAA     AAA
Class B-1       None      AA     None
Class B-2       None       A     None
Class B-3       None      BBB    None

                                      I-6

                                   SCHEDULE II

                               DISCLOSURE PACKAGE

1.   None

                                      II-I